NEWS

Contacts:
Kim R. Tsuchimoto
CFO, Treasurer and Secretary
Raptor Pharmaceutical Inc.
(415) 382-1390
info@raptorpharma.com
For Immediate Release

Raptor Pharmaceuticals Corp. Announces
Effectiveness of SEC Registration Statement

Novato, California, July 26, 2006 – Raptor Pharmaceuticals Corp. (the “Company”) (OTC Bulletin Board: RPTP.OB), today announced that the U. S. Securities and Exchange Commission declared effective on July 10, 2006 the Company’s registration statement on Form SB-2, relating to the resale of up to 18,266,666 shares of the Company’s common stock, par value $0.001 per share, by certain selling stockholders. The Company was required to register these shares due to commitments it made in connection with the $5 million private placement, which closed on May 25, 2006.

The shares covered by the registration statement consist of 9,133,333 presently outstanding shares and 9,133,333 shares issuable upon the exercise of outstanding warrants. The Company will not receive any proceeds from any sale by the selling stockholders of any shares covered by the registration statement, but will receive the proceeds of the exercise of outstanding warrants.

Copies of the prospectus relating to these registered shares may be obtained from Raptor Pharmaceutical, 9 Commercial Blvd., Suite 200, Novato, CA 94949, phone 415-382-8111 or fax request to 415-382-1368.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Raptor

Raptor Pharmaceuticals Corp. owns 100% of Raptor Pharmaceutical Inc., an early stage biotechnology research and development company which bioengineers novel drugs and drug-targeting platforms derived from human receptor-associated protein (“RAP”) and related proteins.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to the statement that the Company will receive proceeds from the exercise of outstanding warrants. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause our actual results to be materially different from these forward-looking statements. Factors which may significantly change or prevent our forward looking statements from fruition include that we may be unsuccessful in developing any products; that our technology may not be validated as we progress further and our methods may not be accepted by the scientific community; that we are unable to retain or attract key employees whose knowledge is essential to the development of our products; that unforeseen scientific difficulties develop with our process; that our patents are not sufficient to protect essential aspects of our technology; that competitors may invent better technology; that our products may not work as well as hoped or worse, that our products may harm recipients; and that we may not be able to raise sufficient funds for development or working capital when we require it. As well, our products may never develop into useful products and even if they do, they may not be approved for sale to the public. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in our filings from time to time with the Securities and Exchange Commission, which we strongly urge you to read and consider, including our Registration Statement on Form SB-2 that was declared effective July 10, 2006, all of which are available free of charge on the SEC’s web site at http://www.sec.gov. Subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in our reports filed with the Securities and Exchange Commission. We expressly disclaim any intent or obligation to update any forward-looking statements.